UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

PALM HARBOR HOMES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PALM HARBOR HOMES, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS July 23, 2008

To Our Shareholders:

You are invited to attend the annual meeting of shareholders of Palm Harbor Homes, Inc. which will be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on Wednesday, July 23, 2008, at 10:00 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect eight directors to serve for a one year term, or until their successors are duly elected and qualified.

Proposal 2:	To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 27, 2009.

Proposal 3:	To take action upon any other business that may properly be brought before the annual meeting.

The board of directors has fixed the close of business on May 27, 2008 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting. A form of proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended March 28, 2008 are enclosed with this notice of annual meeting and proxy statement.

Your vote is important. Accordingly, you are asked to vote, whether or not you plan to attend the annual meeting. You may vote by (i) mail by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided, or returning it to Palm Harbor Homes, Inc. c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, (ii) the Internet at www.voteproxy.com, (iii) phone by calling 1-800-776-9437 or (iv) attending the annual meeting in person. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, American Stock Transfer & Trust Company, or in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Tacke Executive Vice President and Secretary

June 11, 2008

Addison, Texas

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS July 23, 2008

Palm Harbor Homes, Inc.

15303 Dallas Parkway, Suite 800

Addison, Texas 75001

The board of directors is soliciting proxies to be used at the 2008 annual meeting of shareholders to be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on Wednesday, July 23, 2008, at 10:00 a.m., Dallas time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended March 28, 2008 are first being mailed to shareholders on or about June 20, 2007. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

Who Can Vote

Only shareholders of record as of the close of business on May 27, 2008 are entitled to notice of and to vote at the annual meeting. As of May 27, 2008, we had 22,851,865 outstanding shares of common stock, our only outstanding voting security. Each shareholder of record of our common stock on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held. If you hold shares of our common stock through any of our stock purchase or savings plans, you will receive voting instructions from the plans’ administrator. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting.

In accordance with our bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our offices located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

How You May Vote

You may vote using any of the following methods:

•

By Mail: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Palm Harbor Homes, Inc., c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board’s recommendation.

•

By Internet: Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:00 p.m., Dallas time, on July 22, 2008. Have your proxy card in hand when you access the web site. You will be prompted to enter your 11-digit control number that is located on your proxy card to obtain your records and to create an electronic voting instruction form.

•

By Phone: Call 1-800-776-9437 and use any touch-tone telephone to transmit your voting instructions up until 3:00 p.m., Dallas time on July 22, 2008. Have your proxy card in hand when you call. You will be prompted to enter your 11-digit control number that is located on your proxy card and then follow the simple instructions the Vote Voice provides you.

•	By Attending the Annual Meeting in Person.

You may revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation to our Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001;

•	timely delivering a properly executed, later-dated proxy; or

•	voting in person at the annual meeting.

Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If you hold common stock through any of our stock purchase or saving plans, you will receive voting instructions. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of directors. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

Quorum and Required Vote

The presence, in person or represented by proxy, of the holders of a majority of our outstanding common stock (11,425,933 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending March 27, 2009, the proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. They will not be separately compensated for their services. In accordance with SEC regulations and the regulations of The Nasdaq Stock Market, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock and soliciting proxies from them.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the annual meeting, eight directors will be elected by the shareholders to serve until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement.

The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The nominating committee of the board of directors has proposed the following nominees for election as directors at the annual meeting. Each of the nominees, other than Mr. Smith, is currently a member of the board of directors.

Nominees

Larry H. Keener, Chairman of the Board of Directors since March 2005. Director since 1995. Chief Executive Officer since June 1997 and President since June 1994. Chief Operating Officer from June 1994 to June 1997. Division President from June 1989 to May 1994. Director from 1980 to May 1994. Age: 58.

William M. Ashbaugh, Director since 2007. Vice President from August 2001 to July 2005 and Senior Vice President of Capital Southwest Corporation and Capital Southwest Venture Corporation since July 2005. Managing Director of Hoak Breedlove Wesneski & Co. from April 1998 to August 2001. Managing Director of Principal Financial Securities, Inc. from March 1997 to February 1998. Managing Director of Southwest Securities from October 1995 to March 1997. Director of CMI Holding Company, Inc., Dennis Tool Company and Via, Inc. Age: 53.

Frederick R. Meyer, Director since 1994. Since March 2005, Mr. Meyer has handled his personal portfolio. Chairman of the Board of Aladdin Industries LLC from July 1985 to March 2005. President and Chief Executive Officer of Aladdin Industries LLC from October 1995 to May 1999 and from May 1987 to September 1994. President of Tyler Technologies, Inc. from July 1983 to December 1986. Director of SWS Group, Inc. and Westwood Holdings Group, Inc. Age: 80.

Walter D. Rosenberg, Jr., Director since 1977. Managed his personal portfolio since June 1991. Chairman of the Board and Chief Executive Officer of Duro Metal Manufacturing Company, Inc. from December 1957 to June 1991. Age: 81.

A. Gary Shilling, Director since 1995. President of A. Gary Shilling & Co., Inc. since 1978. Senior Vice President and Chief Economist of White, Weld & Co., Inc. from 1972 to 1978. Director of Heartland Funds. Age: 71.

Tim Smith, Nominee for director. Independent executor of the estate of Lee Posey since February, 2008. Managed his personal portfolio since 2005. President and Chief Executive Officer of Media Recovery, Inc. from 2001 to 2005. Vice President, Secretary and Treasurer of Capital Southwest Corporation from 1993-2001. Age: 47.

W. Christopher Wellborn, Director since July 2005. Chief Operating Officer of Mohawk Industries, Inc. since November 2005. President of Dal-Tile, Inc. from March 2002 through October 2005. Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile, Inc. from August 1997 through March 2002. Senior Vice President and Chief Financial Officer of Lenox, Inc. from June 1993 to August 1997. Director of Mohawk Industries, Inc. Age: 53.

John H. Wilson, Director since 1994. President of U.S. Equity Corporation since 1983. Director of Capital Southwest Corporation and Encore Wire Corporation. Age: 65.

The board of directors has determined that Messrs. Ashbaugh, Meyer, Rosenberg, Shilling, Smith, Wellborn, and Wilson are “independent” as defined by the Nasdaq Stock Market Listing Standards and that Mr. Keener is not independent because he is our employee.

Pursuant to the terms of a Credit Modification Agreement dated July 31, 1995, entered into by us and Capital Southwest Corporation and Capital Southwest Venture Corporation, we agreed that so long as Capital Southwest and Capital Southwest Venture Corporation own in the aggregate at least 5% of our common stock, we will cause a designee of Capital Southwest to be elected to our board of directors. Mr. Ashbaugh is Capital Southwest’s designee.

The board of directors unanimously recommends that you vote FOR the election of directors as set forth in Proposal One.

GOVERNANCE OF THE COMPANY

Pursuant to the Florida Business Corporation Act, our articles of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. During the fiscal year ended March 27, 2008, the board of directors held four meetings. All directors attended at least 75% of the total number of board meetings and meetings of committees on which he/she served that were held while the director was a committee member. Our directors are strongly encouraged to attend our annual meeting and all of our 2007 directors attended our 2007 annual meeting of shareholders.

Committees of the Board of Directors

During the fiscal year ended March 28, 2008, the board of directors had three ongoing committees: an audit committee, a compensation committee and a nominating committee. The members of our board committees are as follows:

Name	Audit Committee (1)	Compensation Committee		Nominating Committee

Larry H. Keener

William M. Ashbaugh		x	**

Frederick R. Meyer	x	x

Walter D. Rosenberg, Jr.				x

A. Gary Shilling				x	**

W. Christopher Wellborn

John H. Wilson	x	x

**	Chairman
(1)	The third member of the audit committee is Jerry Mallonee, its chairman. Mr. Mallonee has decided to retire from our board effective July 23, 2008.

Audit Committee

Our audit committee members are currently Jerry D. Mallonee (chairman), Frederick R. Meyer and John H. Wilson, all “independent directors” as required and defined by the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market Listing Standards. If elected as director, Mr. Wellborn will replace Mr. Mallonee on the audit committee and Mr. Meyer will serve as chairman. Our board has adopted a written charter for the audit committee setting forth the duties and responsibilities of the committee. A copy of the audit committee charter is available on our web site at www.palmharbor.com.

The audit committee assists the board with its oversight responsibilities to shareholders by monitoring (1) the quality and integrity of our financial statements; (2) the independence, qualification and performance of our independent auditors; (3) our accounting and financial reporting processes; and (4) audits of our financial statements. The committee has the responsibility for selecting our independent auditors and pre-approving audit and non-audit services. The audit committee also prepares the audit committee report for inclusion in the annual proxy statement; reviews the audit committee charter and the audit committee’s performance; and reviews our disclosure controls and procedures, information security policies and corporate policies with respect to financial information and earnings guidance. The audit committee met four times during the fiscal year ended March 28, 2008. The board has determined that Frederick R. Meyer meets the definition of audit committee financial expert promulgated by the Securities and Exchange Commission and is independent, as defined in the Nasdaq Stock Market Listing Standards.

Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to the Chairman of the Palm Harbor Homes Audit Committee c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, Texas 75205. Written complaints may be submitted anonymously.

Compensation Committee

The compensation committee members are William M. Ashbaugh (chairman), John H. Wilson and Frederick R. Meyer, all independent directors as defined in the Nasdaq Stock Market Listing Standards. The compensation committee (1) discharges the board’s responsibilities to establish the compensation of our executives; (2) produces an annual report on executive compensation for inclusion in our annual proxy statement; and (3) provides general oversight for our compensation structure, including our compensation plans and benefits programs. The compensation committee met once during the fiscal year ended March 28, 2008. Our compensation committee charter is posted on our web site at www.palmharbor.com.

Nominating Committee

The nominating committee members are. A. Gary Shilling (chairman) and Walter D. Rosenberg, Jr., both independent directors, as defined in the Nasdaq Stock Exchange Listing Standards. The nominating committee has the responsibility to (1) oversee the nomination of individuals to the board; (2) identify individuals qualified to become board members and recommend such nominees; and (3) insure that the board is appropriately constituted including advising the board on matters of board membership and committee membership. The nominating committee will consider nominations made by shareholders. Shareholders should send nominations to our corporate secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001. Any shareholder nominations proposed for consideration by the nominating committee should include the nominee’s name and qualifications for board membership. See “Shareholder Proposals” on page 14. The nominating committee’s charter is available on our web site at www.palmharbor.com.

The nominating committee seeks to identify, and the board of directors selects, director candidates who (1) have significant business or public experience that is relevant and beneficial to the board of directors and the company, (2) are willing and able to make a sufficient time commitment to the company’s affairs in order to perform effectively the duties of a director, including regular attendance of board of directors meetings and committee meetings, (3) are committed to the company’s long-term growth and profitability, (4) are individuals of character and integrity, (5) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (6) represent the interests of the company as a whole and not only the interests of a particular shareholder or group. The evaluation process for nominees is the same regardless of the source of the recommendation. The nominating committee met once during the fiscal year ended March 28, 2008.

Executive Sessions

In fiscal 2008, our independent directors met 4 times in executive session.

Committee Charters and Other Governance Materials

Our board has adopted a charter for each of our committees and a code of conduct for our directors, officers and employees. All of these materials are available on our web site at wwww.palmharbor.com. These materials are also available in print to any shareholder (at no cost) who requests them by submitting a written request to Kelly Tacke, 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

Communication With Directors

Shareholders who wish to send communications to the board should address such communications to the Chairman of the Palm Harbor Homes Audit Committee c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, TX 75205. Communications to the board will be referred to Frederick R. Meyer or other director specified; provided, however, advertisements, solicitations for periodicals or other subscriptions, and similar communications generally are not forwarded to board members.

Compensation of Directors

Our non-employee directors receive an annual retainer fee of $20,000. For each board meeting attended in person, they receive $2,500 and they receive $500 for each committee meeting attended (other than committee meetings held on the same day as board meetings).

Name	Fiscal 2008 Fees Earned or Paid in Cash
William M. Ashbaugh	$18,333
Jerry D. Mallonee (1)	31,500
Frederick R. Meyer	31,500
Elysia Holt Ragusa (2)	25,192
Walter D. Rosenberg, Jr.	30,000
A. Gary Shilling	27,500
William R. Thomas (3)	9,167
W. Christopher Wellborn	30,000
John H. Wilson	31,000

(1)	Mr. Mallonee is not standing for reelection for fiscal 2009; therefore, his effective resignation date will be July 23, 2008.
(2)	Ms. Ragusa resigned from the board on February 14, 2008.
(3)	Mr. Thomas did not stand for reelection for fiscal 2008; therefore, his effective resignation date was July 25, 2007.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, three of our independent directors served on the compensation committee. No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of May 27, 2008 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director and each nominee for director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual’s spouse.

Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules. Unless otherwise indicated, the address of each person listed below is c/o Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Sally Posey	2,016,314	(2)	8.8%

Estate of Lee Posey	2,016,314	(3)(13)	8.8%

Capital Southwest Corporation and
Capital Southwest Venture Corporation 12900 Preston Road, Suite 700 Dallas, Texas 75230	7,855,121		34.4%

Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	1,398,300	(4)	6.1%

Dimensional Fund Advisors LP 1414 Avenue of the Americas New York, New York 10019	1,467,661	(5)	6.4%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,220,542	(6)	5.3%

Wells Fargo & Company Wells Fargo Management Incorporated
Wells Fargo Funds Management, LLC 420 Montgomery Street San Francisco, California 94163	2,490,906	(7)	10.9%

Barclays Global Investors, NA

Barclays Global Fund Advisors

Barclays Global Investors, Ltd.

Barclays Global Investors Japan Trust and
Banking Company Limited

Barclays Global Investors Japan Limited

Barclays Global Investors Canada Limited

Barclays Global Investors Australia Limited

Barclays Global Investors (Deutschland) AG 45 Fremont Street San Francisco, California 94105	1,256,447	(8)	5.5%
Larry H. Keener	425,760	(9)	1.9%
Kelly Tacke	57,212	(10)	*
Walter D. Rosenberg, Jr.	213,624		*

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
William M. Ashbaugh	—	(11)	*
Jerry D. Mallonee	6,000		*
Frederick R. Meyer	105,116	(12)	*
Tim Smith	906	(13)	*
A. Gary Shilling	49,024	(14)	*
W. Christopher Wellborn	50,000		*
John H. Wilson	10,000	(15)	*
All directors and executive officers as a group (11 persons) (9)(10)(11)(12)(13)(14)(15)	917,642		4.0%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Includes 33,464 shares held by the Posey Family Foundation. Ms. Posey is a director of the foundation.
(3)	Includes 33,464 shares held by the Posey Family Foundation. The executor of the estate is a director of the foundation.
(4)	The address and number of shares of the Company’s common stock beneficially owned by Royce & Associates, LLC are based on the Schedule 13G filed by Royce with the Securities and Exchange Commission on January 31, 2008. According to the filing, Royce had sole voting and dispositive power with respect to the 1,398,300 shares.
(5)	The address and number of shares of the Company’s common stock beneficially owned by Dimensional Fund Advisors LP are based on the Schedule 13G filed by Dimensional with the SEC on February 6, 2008. According to the filing, Dimensional describes a relationship with others but did not affirm the existence of a group and disclaimed beneficial ownership of the shares and had sole voting and dispositive power with respect to the 1,467,661 shares.
(6)	The address and number of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. are based on the Schedule 13G filed by T. Rowe with the SEC on February 6, 2008. According to the filing, T. Rowe has sole voting power for 95,000 shares and sole dispositive power for 1,220,542 shares.
(7)	The address and number of shares of our common stock beneficially owned by the Wells Fargo entities are based on the Schedule 13G/A filed by them with the SEC on February 12, 2008. According to the filing: (a) Wells Fargo & Company has sole voting power for 2,453,386 shares and sole dispositive power for 2,430,906 shares; (b) Wells Capital Management Incorporated has sole voting power for 1,118,062 shares and sole dispositive power for 2,325,333 shares; and (c) Wells Fargo Funds Management, LLC has sole voting power for 1,275,324 shares and sole dispositive power for 105,573 shares.
(8)	The address and number of shares of our common stock beneficially owned by Barclays entities are based on the Schedule 13G filed by them with the SEC on February 6, 2008. According to the filing: (a) Barclays Global Investors, NA has sole voting power for 283,430 shares and sole dispositive power for 287,168 shares; and (b) Barclays Global Fund Advisors has sole voting and dispositive power for 969,278 shares.
(9)	Includes an aggregate of 122,270 shares owned by Mr. Keener’s spouse and three daughters, over which shares he exercises voting and investment power.
(10)	Includes 25,000 shares pledged as collateral.
(11)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” s defined in Rule 13d-3 under the Securities Exchange Act of 1934.
Mr. Ashbaugh is Senior Vice President of Capital Southwest Corporation and Capital Southwest Venture Corporation which are our principal shareholders. Mr. Wilson is a member of the Board of Directors of Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Ashbaugh and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Ashbaugh and Mr. Wilson each have disclaimed beneficial ownership of such shares.

(12)	Includes 48,829 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.
(13)	Nominee for director. Mr. Smith is the executor of the Estate of Lee Posey which beneficially owns 1,983,756 shares of common stock. Mr. Smith is a director of the Posey Family Foundation which beneficially owns 33,464 shares of common stock. Mr. Smith disclaims beneficial ownership of the shares owned by the Posey Family Foundation.
(14)	Includes 31,132 shares owned by a family partnership over which Dr. Shilling exercises voting and investment power.
(15)	Mr. Wilson is a member of the board of directors of Capital Southwest Corporation and Capital Southwest Venture Corporation, both of which are our principal shareholders. Mr. Ashbaugh is an executive officer of both corporations. Mr. Wilson and Mr. Ashbaugh may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Wilson and Mr. Ashbaugh have disclaimed beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the reports furnished to us with respect to the fiscal year ended March 28, 2008, we believe that all of our other directors, executive officers and greater than 10% beneficial owners timely complied with all SEC filing requirements.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the board of directors and are appointed annually by the board of directors. Set forth below are the names, ages and positions of our executive officers.

Name	Age	Position
Larry H. Keener	58	Chairman of the Board, Chief Executive Officer and Director
Kelly Tacke	50	Executive Vice President, Chief Financial Officer and Secretary

Information concerning the business experience of Mr. Keener is provided in “Proposal One: Election of Directors.” Set forth below is a description of the background of Ms. Tacke. There is no family relationship between any of our directors or executive officers.

Kelly Tacke has served as Executive Vice President since June 2005 and Chief Financial Officer since October 1993, and as Secretary since March 1997. From August 1979 through September 1993, Ms. Tacke was employed by PriceWaterhouseCoopers LLP where she most recently served as a Senior Audit Manager.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Our compensation committee (for purposes of this analysis, the “Committee”) of the board has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to our executive leadership team is fair and reasonable. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the named executive officers, are similar to those provided to other executive officers. Throughout this proxy statement, the individuals who served as President and Chief Executive Officer and Chief Financial Officer during fiscal 2008, are referred to as the “named executive officers.”

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for our executive officers (which includes the named executive officers). Larry Keener, our Chief Executive Officer, annually reviews the performance of our Chief Financial Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual bonus and equity award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustment or award. The Committee reviews the performance of our Chief Executive Officer.

Annual Cash Compensation

We pay our named executive officers commensurate with their experience and responsibilities. Cash compensation for our Chief Executive Officer for fiscal 2008 consisted of base salary and a guaranteed quarterly bonus.

Base Salary. Each of our named executive officers receives a base salary to compensate him or her for services performed during the year. When determining the base salary for each of our named executive officers, the Committee considers the performance of the executive officer and the experience of the executive officer in his or her position. The base salaries of our named executive officers are established annually by the Committee. The named executive officers are eligible for annual increases in their base salaries as a result of company performance, individual performance and any added responsibility since the last salary increase. Based on the performance of our company in fiscal 2008, no annual increase in base salary was granted to our named executive officers. The Committee did, however, feel that given the efforts being made by our named executive officers to return the company to profitability in these though economic times, no downward adjustment would be appropriate. Our Chief Executive Officer’s base salary remains at $300,000. The base salary paid to our other named executive officer in fiscal 2008 is set forth below in the “Executive Compensation — Summary of Compensation Table.”

Annual Bonus. In light of the unfavorable condition of the manufactured housing industry and its effect on the company’s operating results, the Committee paid each of the named executive officers a quarterly bonus in an amount believed to be appropriate in view of the company’s financial limitations and sufficient to insure their continued service as employees of the company. Mr. Keener received a bonus of $50,000 for each quarter of fiscal 2008. Ms. Tacke’s quarterly bonuses were based upon the recommendation of Mr. Keener to the Committee.

Perquisites and Other Personal Benefits

Mr. Keener receives a $6,000 annual car allowance and both of our named executive officers, like our other employees, receive matching contributions with respect to our 401(k) retirement savings plans. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

REPORT OF THE COMPENSATION COMMITTEE

The committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for fiscal 2008.

Respectfully Submitted,

Compensation Committee

William M. Ashbaugh, Chairman

Frederick R. Meyer

John H. Wilson

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid by us for the fiscal year ended March 28, 2008 to the Chief Executive Officer and the executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year ended March 28, 2008.

Summary Compensation

Name	Fiscal Year	Salary	Bonus	Restricted Stock Awards	Total
Larry H. Keener Chairman of the Board and Chief Executive Officer	2008 2007 2006	$300,000 300,000 300,000	$200,000 212,482 403,393	—	$500,000 512,482 703,393

Kelly Tacke Executive Vice President, Chief Financial Officer and Secretary	2008 2007 2006	$170,000 170,000 157,494	$180,000 146,241 208,710	— 32,982 21,132	$350,000 349,169 387,336

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information as of March 28, 2008 with respect to the value of all stock awards held by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
Name	(#)	($)
Kelly Tacke	2,300	$11,753

Compensation Arrangements

Our Chairman Emeritus, Lee Posey, died on February 29, 2008. Pursuant to the compensation agreement we had with Mr. Posey, Mr. Posey would have received $100,000 per year for his services to our Company for the eight years from July 1, 2005 through June 30, 2013. In accordance with the agreement, Mr. Posey’s beneficiary will receive payments in the same amount and frequency from March 1, 2008 to June 30, 2013.

Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless such compensation is performance-based compensation as defined in Section 162(m) of the Code. Our corporate bonus plan is a performance-based plan.

Indemnification Agreements

We have entered into indemnification agreements with certain of our officers and each of our directors, requiring us to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

REPORT OF THE AUDIT COMMITTEE

The audit committee is composed of three independent directors and operates under a written charter adopted by the board of directors. The board has determined that each committee member is independent as defined by the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards as currently in effect.

Pursuant to the audit committee charter, the audit committee will assist the board of directors in monitoring (1) the integrity of the financial statements of the company, (2) the independence, qualifications, performance of the company independent auditors, (3) the company’s accounting and financial reporting processes; and (4) audits of the company’s financial statements. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The committee’s responsibility is to oversee and review these processes. We held four meetings during fiscal 2008. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal audit function and our independent registered pubic accounting firm, Ernst & Young LLP. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls. The audit committee reviewed the audited annual financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed the audited annual consolidated financial statements with management and Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the company’s audited financial statements with GAAP, their judgment as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and SAS 61 (codification of Statements on Auditing Standards). The committee also discussed with management and Ernst & Young LLP the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC. In addition, we reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the company that might bear on Ernst & Young LLP’s independence consistent with Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. When considering Ernst & Young’s independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in our Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed the amount of fees paid for such services to Ernst & Young LLP. The audit committee also discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 114 “The Auditor’s Communication with those Charged with Governance,” SAS 99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

The committee reviewed with Ernst & Young LLP the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 28, 2008 for filing with the SEC. The audit committee, subject to shareholder ratification, intends to retain Ernst & Young LLP as independent auditors for the fiscal year ending March 27, 2009, pending receipt of a satisfactory engagement letter. If the audit committee cannot reach agreement with Ernst & Young, LLP, it may engage a different auditing firm.

The full responsibilities of the audit committee are set forth in our charter. A copy of the audit committee charter is available on our web site at www.palmharbor.com.

Respectfully Submitted,

Audit Committee

Jerry D. Mallonee, Chairman

Frederick R. Meyer

John H. Wilson

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

The shareholders are urged to ratify the appointment by our audit committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 27, 2009. Ernst & Young LLP has served as our independent auditors since our inception and is familiar with our affairs and financial procedures. Representatives from Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to respond to appropriate questions from shareholders.

Aggregate Ernst & Young LLP fees for the fiscal year ended March 28, 2008 and March 30, 2007 were:

	Fiscal 2008	Fiscal 2007
Audit Fees	$872,100	$900,000
Audit Related Fees (1)	143,500	35,000
Tax Fees (2)	90,905	42,000
All Other Fees	—	—

Total Fees	$1,106,505	$977,000

(1)	Fees related to employee benefit plans, due diligence and accounting consultations.
(2)	Consultations on various tax matters.

The audit committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

In accordance with its charter, the audit committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve certain additional services, and such pre-approvals are communicated to the full committee at its next meeting. During fiscal year 2008, all non-audit services were pre-approved by the audit committee in accordance with this policy.

The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the annual meeting in the year 2009, and who wishes to have the proposal included in our proxy statement and proxy for that meeting, must deliver the proposal to our corporate Secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 by February 20, 2009. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any shareholder who intends to bring business before the annual meeting in the year 2009 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice to our corporate secretary at the address set forth in the preceding paragraph on or before May 4, 2009.

ANNUAL REPORT

We have provided without charge a copy of the annual report to shareholders for fiscal year ended March 28, 2008 to each person being solicited by this proxy statement. Upon the request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: Kelly Tacke, Executive Vice President, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001. This information is also available via the Internet at our web site (www.palmharbor.com) and the EDGAR version of such report (with exhibits) is available at the SEC’s web site (www.sec.gov).

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

July 23, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach and mail in the envelope provided.  ¯

20830000000000000000 4	072308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Directors:			2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 27, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES	O Larry H. Keener O William M. Ashbaugh O Frederick R. Meyer O Walter D. Rosenberg, Jr. O A. Gary Shilling O Tim Smith O W. Christopher Wellborn O John H. Wilson		3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

☐ FOR ALL EXCEPT (See instructions below)			PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PALM HARBOR HOMES, INC.

The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on July 23, 2008 at the Company Headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, 75001, and at any adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

July 23, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -

TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯  Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

20830000000000000000 4	072308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 27, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES	O Larry H. Keener O William M. Ashbaugh O Frederick R. Meyer O Walter D. Rosenberg, Jr. O A. Gary Shilling O Tim Smith O W. Christopher Wellborn O John H. Wilson		3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

☐ FOR ALL EXCEPT (See instructions below)			PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.